UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 10, 2014

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On November 10, 2014, Sunshine Bancorp, Inc. (the “Company”) appointed Joseph Stevens, age 33, Vice President and Chief Accounting Officer of the Company.  Mr. Stevens has worked in Sunshine State Bank’s (the “Bank”) accounting department since 2009 and has served as the Bank’s Vice President and Controller since 2010. Mr. Stevens is a certified public accountant.

   Mr. Stevens has a mortgage loan with the Bank on his primary residence that was originated in 2013 for a total of $155,000. The loan was originated through an employee loan program pursuant to which loans were made at a reduced rate of interest that was 50 basis points over the year end cost of funds, adjusted annually. No new loans are being originated through this program. The principal balance on the loan was approximately $147,000 as of November 2014. Mr. Stevens, as of November 2014, has paid approximately $7,750 in principal on the loan since 2013 and approximately $1,900 in interest since 2013 on the loan. The current interest rate on the loan is 0.704%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: November 14, 2014	By:	/s/ Vickie Houllis
Vickie Houllis, CPA Senior Vice President and Chief Financial Officer